u:\joachim\sub-tr.doc

                             FORM OF
                  SUB-TRANSFER AGENCY AGREEMENT

AGREEMENT  made as of the            day of              1995  by
and between
                                                              and
PFS Shareholders Services (the "Sub-Transfer Agent").

                           WITNESSETH:

WHEREAS, the Fund desire that Sub-Transfer Agent be retained to perform certain recordkeeping and accounting services and functions with respect to transactions in Fund shares ("Shares") made by shareholders of the Fund (the "Shareholders") when with
respect to        Fund the Sub-Transfer Agent maintains with  the
Fund's transfer agent ("Transfer Agent") a single master shareholder account with respect to the Shareholders; and

WHEREAS, Sub-Transfer Agent desires to provide such services on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the following premises and mutual covenants, the parties agree as follows:

1.   Services Provided by Sub-Transfer Agent

When and to the extent requested by the Funds, Sub-Transfer Agent agrees to perform recordkeeping and accounting services and functions with respect to transactions in Shares made by the Shareholders when with respect to each Fund the Sub-Transfer Agent maintains with the Transfer Agent a single master shareholder account. To the extent requested, Sub-Transfer will provide the following services:

     A.Maintain  separate records for each Shareholder reflecting
       Shares purchased, redeemed and exchanged on behalf of such Shareholder and outstanding balances of Shares owned by or for the benefit of such Shareholder.

     B.Prepare  and  transmit  to Shareholders  periodic  account statements indicating the number of Shares of each Fund owned by or for the benefit of Shareholders and purchases, redemptions and exchanges made on behalf of Shareholders.

     C.Transmit   to  Shareholders  copies  of  proxy  materials,
       periodic reports and other materials relating to the Funds.

     D.With respect to each Shareholder, aggregate all purchase, redemption and exchange orders made by or on behalf of the Shareholders and transmit instructions based on such aggregate orders ("Instructions") to the Transfer Agent for acceptance.

     E.Transmit    to    the   Shareholders   confirmations    of
       transactions made in accordance with Instructions.

     F.Provide  to  the  Funds, the Transfer Agent  and/or  other parties designated by them such other information relating to transactions in an holdings of Shares by or on behalf of the Shareholders as is reasonably requested.

     G.Arrange  for  the  delivery  to  the  Transfer  Agent   of
       appropriate documentation and, in the case of purchase orders, payment, in connection with each aggregate order transmitted to the Transfer Agent.

2.   Appointment As Agent for Limited Purpose

Sub-Transfer Agent shall be deemed the be agent of each Fund for the sole and limited purpose of receiving purchase, redemption and exchange orders from Shareholders and transmitting corresponding Instructions to the Transfer Agent. Except as provided specifically herein, neither Sub-Transfer Agent nor any person to which Sub-Transfer Agent may delegate any of its duties hereunder shall be or hold itself out as an agent of the Transfer Agent or any Fund.

3.   Delegation by Sub-Transfer Agent

With respect to any Shareholder, Sub-Transfer Agent may delegate some or all of its duties under this Agreement to other parties which after reasonable inquiry Sub-Transfer Agent deems to be competent to assume such duties. In the event of any such delegations, Sub-Transfer Agent shall enter into a written agreement with the delegate in which the delegatee will, among other things:

     A.agree to forward Instructions to the Transfer Agent within such time periods as are specified by the Transfer
       Agent, the Fund's prospectus and applicable law and regulation; and

     B.Represent and warrant that it is duly registered as required under all federal and state securities laws.

4.   Records and Reporting

Sub-Transfer Agent will maintain and preserve all records as required by law in connection with its provision of services under this Agreement. Upon the reasonable request of the funds or the Transfer Agent, Sub-Transfer Agent will provide copies of: historical records relating to transactions involving the Funds and Shareholders; written communications regarding the Funds to or from Shareholders; and other materials relating to the provision of services by Sub-Transfer under this Agreement. Sub-Transfer Agent will comply with any reasonable request for such information and documents made by the board of directors of the Funds or any governmental body or self-regulartory organization. Sub-Transfer Agent agrees that it will permit the Funds, the Transfer Agent or their representatives to have reasonable access to its personnel and records in order to facilitate the monitoring to the quality of the services provided by Sub-Transfer Agent. Notwithstanding any thing herein to the contrary , Sub-Transfer Agent shall not be required to provide the names and addresses of shareholders to the Funds or the Transfer Agent, unless applicable law or regulation otherwise requires.

5.   Sub-Transfer Agent's Ability to Provide Services

Sub-Transfer Agent agrees to notify the Funds promptly if for any reason it is unable to perform its obligations under this Agreement.

6.   Compensation

     A.In  consideration of performance of the services  by  Sub-
       Transfer Agent hereunder and the costs it will incur in providing those services, each Fund agrees to reimburse Sub-Transfer for its costs (including payments to delegatees) in amounts that do not exceed those indicated in the maximum reimbursement schedule attached as Schedule A hereto. With respect to any Shareholder, to the extent Sub-Transfer Agent delegates any obligations hereunder to a third party, Sub-Transfer Agent will negotiate in good faith with such third party delegatee regarding the fees to be paid to the delegatee. Sub-Transfer Agent, and not the Funds, will solely responsible for compensating such a delegatee. If as a result of its fee negotiations with such a delegatee Sub-Transfers Agent is required to pay the delegatee less than would be the case if Exhibit A were the delegatee's fee schedule, Sub-Transfer Agent will reduce the amount of compensation it receives from the Funds hereunder by the amount of such differential.

     B.The  Funds  agree to reimburse Sub-Transfer Agent  or  its
       delegatees  for  their  reasonable  out-of  pocket   costs
       incurred in connection with mailings to Shareholders of materials as described in Paragraph 1 hereto.

     C.Sub-Transfer  Agent  will  permit  the  Funds   or   their
       representative (including counsel and independent accountants) with reasonable access to its records to enable the Funds to verify that Sub-Transfer Agent's changes to the Funds hereunder comply with the provisions of this Agreement. Such access shall include, but not be limited to, up to four on-site inspections of Sub-Transfer Agent's records each year.

7.   Indemnification

Sub-Transfer Agent shall indemnify and hold harmless each Fund from and against any and all losses and liabilities that any one or more of them may incur, including without limitation reasonable attorneys' fees, expenses and costs arising out of or related to the performance or non-performance of Sub-Transfer Agent or any of its delegatees of its responsibilities under this Agreement; excluding, however, any such claims, suits, loss, damage or costs caused by, contributed to or arising from any noncompliance by any of the Funds with their obligations under this Agreement, as to which the Funds shall indemnify, hod harmless and defend Sub-Transfer Agent on the same basis as set forth above.

8.   Termination

With respect to any Fund, this Agreement may be terminated at any time  by  Sub-Transfer Agent or that Fund upon  30  days  written
notice.   The provisions of paragraphs 4 and 7 shall continue  in
full force and effect after termination of this Agreement.

9.   Addition of funds

In addition to the Funds, any other mutual fund sponsored by Smith Barney Inc. or its affiliates may become a party to this Agreement by having this Agreement executed on its behalf.

10.  Miscellaneous

This Agreement represents the entire agreement between the parties with regard to the matters described herein, and may not be modified or amended except by written instrument executed by all parties. This Agreement may not assigned by any party hereto without the prior written consent of the other parties. This Agreement is made and shall be construed under the laws of the State of New York. This Agreement supersedes all previous agreements and understandings between the parties with respect to its subject matter. If any provision of the Agreement shall be held or made invalid by a statute, rule, regulation, decision of a tribunal or otherwise, the remainder of the Agreement shall not be affected thereby. No Fund shall be responsible for the liabilities or any other Fund hereunder.

IN WITNESS HEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.



SMITH BARENEY FUND                 PFS SHAREHOLDER SERVICES





By:______________________________                             By:
___________________________
Title:_____________________________
Title:__________________________